FIFTH AMENDMENT TO LEASE

This Fifth Amendment to Lease (the "Fifth Amendment"), made this 26th day of March, 1998, by and between TAXTER PARK ASSOCIATES (hereinafter referred to as "Landlord") and V BAND CORPORATION (hereinafter referred to as "Tenant").

                                  WITNESSETH:

WHEREAS, Taxter Park Associates, as successor in interest to Urbco, Inc., is the Landlord under an agreement of Lease entered into with Tenant, dated as of April 22, 1988 (the "Original Lease"), which has been previously amended via that certain First Lease Amendment dated October 14, 1991, that certain Second Lease Amendment dated February 20, 1992, that certain Third Amendment to Lease dated May 28, 1993 and that certain Fourth Amendment to Lease dated June 8, 1994 (the Original Lease, together with the First Lease Amendment, Second Lease Amendment, Third Amendment to Lease, Fourth Amendment to Lease and this Fifth Amendment to Lease are hereinafter collectively referred to s the "Lease"), pursuant to which Landlord leased to Tenant certain premises (the "Demised Premises") consisting of 22,801 rentable square feet on the sixth (6th) floor in the building located at 565 Taxter Road in Elmsford, Westchester County, New York.

WHEREAS, Landlord and Tenant wish to further amend the Lease to provide that Landlord shall pay to Tenant a sum of money in lieu of the Second Extension Allowance and to delete the Renewal Option contained in the Lease and to revise certain other provisions of the Lease in connection with such amendments, upon and subject to the terms and conditions of this Fifth Amendment.

NOW, THEREFORE, in consideration of the promises herein made, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agrees as follows:

1. Paragraph 5 of the Fourth Amendment to Lease is hereby deleted in its entirety as though it had never been contained in the Lease and the following is hereby inserted in its place:

"Landlord shall have no liability or obligation of any kind to pay or reimburse Tenant for any alterations made or performed by Tenant to the Demised Premises. In lieu thereof, Landlord hereby agrees that:

(a) So long as Tenant pays the monthly installment of Rent payable for April 1998 on or before April 1, 1998 then Landlord shall pay to Tenant no later than April 15, 1998 an amount equal to Fifteen Thousand and 00/100 Dollars ($15,000.00).

(b) So long as Tenant pays the monthly installment of Rent payable for May 1998 on or before May 1, 1998 then Landlord shall pay to Tenant no later than May 15, 1998 an amount equal to Fifteen Thousand and 00/100 Dollars ($15,000.00).

(C) So long as Tenant pays the monthly installment of Rent payable for June 1998 on or before June 1, 19998 then Landlord shall pay to Tenant no later than June 15, 1998 an amount equal to Fifteen Thousand and 00/100 Dollars ($15,000.00).

(d) So long as Tenant pays the monthly installment of Rent payable for July 1998 on or before July 1, 1998 then Landlord shall pay to Tenant no later than July 15, 1998 an amount equal to One Hundred Five Thousand and 00/100 Dollars ($105,000).

Except for the foregoing, Landlord shall have no liability or obligation to pay to Tenant any allowance or sum of money of any kind whatsover.

2. Paragraph 6 of the Fourth Amendment to Lease is hereby deleted in its entirety as though it had never been contained in the Lease and is hereby null and void with absolutely no further force or effect whatsover. Tenant hereby understands, acknowledges and agrees that Tenant has and shall have no right or option of any kind to renew or extend the term of the Lease.

Notwithstanding the foregoing, Landlord hereby agrres that if, on or before July 31, 1998, Landlord receives written notice from Tenant of Tenant's desire to renew or extend the term of the lease for all or a portion of the Demised Premises, then Landlord shall negotiate the terms and conditions of such a renewal or extension in good faith with Tenant for a period of thirth (30) days from the receipt of such written notice from Tenant. Tenant understands, acknowledges and agrees that such a renewal or extension shall be upon terms and conditions satisfactory to Landlord, in Landlord's sole discretion, and that Landlord shall have no obligation to renew or extend the Lease unless ther terms and conditions of such renewal or extension are satisfactory to Landlord. Tenant further understands, acknowledges and agrees that market rental rates are significantly higher than tbe rental rate payable by Tenant as of the date of this Fifth Amendment and that tenant concessions are lower than those available at the time Tenant entered into the Fourth Amendment to Lease.

3. Landlord and Tenant each represent to the other that this Fifth Amendment was not brought aboaut or procured by any real estate broker and Landlord and Tenant agree to indemnify and hold the other harmless from and against any cost, expenses or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Fifth Amendment or the negotiation hereof.

Except as specifically amended hereby, the terms, conditions and provisions of the Lease shall remain unmodified and continue in full force and effect and, as amended hereby, all of the terms, covenants, conditions and provisions of the Lease are hereby ratified and confirmed in all respects.

This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

TENANT:                     LANDLORD:
V BAND CORPORATION          TAXTER PARK ASSOCIATES
a New York corporation      a New York General Partnership

/s/Thomas E. Feil           Dean Witter Realty Income Partnership II, L.P.,
-----------------           its General Partner
Name:  Thomas E. Feil
Title: CEO                  Dean Witter Realty Income Properties II, Inc.,
                            its managing partner

                            /s/Robert B. Austin
                            -------------------
                            Robert B. Austin
                            Vice President

                            Dean Witter Realty Income Partnership III, L.P., its General Partner

                            Dean Witter Realty Income Properties III., Inc., its Managing General Partner

                            /s/Robert B. Austin
                            -------------------
                            Robert B. Austin
                            Vice President

                            Dean Witter Realty Income Partnership IV, L.P., its General Partner

                            Dean Witter Realty Fourth Income Properties, Inc., its Managing General Partner

                            /s/Robert B. Austin
                            -------------------
                            Robert B. Austin
                            Vice President